================================================================================


                                                                    Exhibit 4.2



                              AMENDED AND RESTATED
                           SECURITYHOLDERS' AGREEMENT

                                  By and Among

                             HARVARD APPARATUS, INC.
                                 (the "Company")

                      PIONEER VENTURES LIMITED PARTNERSHIP,
                    PIONEER VENTURES LIMITED PARTNERSHIP II,
                             PIONEER CAPITAL CORP.,
                       FIRST NEW ENGLAND CAPITAL, L.P. and
                             CITIZENS CAPITAL, INC.
                    (collectively, the "Outside Investors"),
                                       and
                                 Chane Graziano
                                       and
                                   David Green
                   (collectively, the "Management Investors")





                            Dated as of March 2, 1999







================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS............................................................................................1
         Section 1.1       Construction of Terms..................................................................1
         Section 1.2       Defined Terms..........................................................................2

ARTICLE II        TERMINATION, AMENDMENT AND RESTATEMENT; WAIVER AND CONSENT......................................5
         Section 2.1       Termination, Amendment and Restatement of Initial Investment Agreement.................5
         Section 2.2       Waiver of Rights; Consent..............................................................5
         Section 2.3       Waiver and Amendment of Warrants.......................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................................................6
         Section 3.1       Representations and Warranties of the Investors........................................6
         Section 3.2       Representations and Warranties of the Company..........................................6

ARTICLE IV   REGISTRATION RIGHTS..................................................................................7
         Section 4.1       "Piggy-Back" Registration Rights.......................................................7
         Section 4.2       Required Registrations of the Outside Investors........................................8
         Section 4.3       Form S-3...............................................................................9
         Section 4.4       Postponement of Registration..........................................................10
         Section 4.5       Registrable Securities................................................................10
         Section 4.6       Further Obligations of the Company....................................................10
         Section 4.7       Indemnification; Contribution.........................................................12
         Section 4.8       Rule 144 and 144A Requirements........................................................14
         Section 4.9       Market Stand-Off......................................................................15
         Section 4.10      Transfer of Registration Rights.......................................................15
         Section 4.11      No other Registration Rights..........................................................15

ARTICLE V  RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL AND
                           OBLIGATIONS OF CO-SALE................................................................15
         Section 5.1       Restrictions on Transfer..............................................................15
         Section 5.2       Right of First Refusal................................................................16
         Section 5.3       Co-Sale Option........................................................................18
         Section 5.4       Take-Along............................................................................19
         Section 5.5       Assignment of Rights..................................................................20
         Section 5.6       Prohibited Transfers..................................................................20

ARTICLE VI  RIGHTS TO PURCHASE...................................................................................21
         Section 6.1       Right to Purchase.....................................................................21
         Section 6.2       Procedure.............................................................................21
         Section 6.3       Definitions...........................................................................21
         Section 6.4       Assignment of Rights..................................................................22


                                      (i)

                                                                                                               Page
                                                                                                               ----

ARTICLE VII  ELECTION OF DIRECTORS OF THE COMPANY................................................................22
         Section 7.1       Voting of Shares for Election of Directors of the Company.............................22
         Section 7.2       Vacancies.............................................................................23
         Section 7.3       Meetings; Expenses....................................................................23
         Section 7.4       No Waiver.............................................................................24
         Section 7.5       Board Control Override................................................................24
         Section 7.6       Compensation Committee................................................................24

ARTICLE VIII  OTHER COVENANTS OF THE COMPANY.....................................................................24
         Section 8.1       Restricted Activities.................................................................24
         Section 8.2       Key Man Life Insurance................................................................26
         Section 8.3       Accounts and Records..................................................................26
         Section 8.4       Insurance.............................................................................26
         Section 8.5       Accounts and Reports..................................................................27
         Section 8.6       Information and Inspection............................................................28
         Section 8.7       Small Business Investment Act.........................................................28

ARTICLE IX  MISCELLANEOUS PROVISIONS.............................................................................29
         Section 9.1       Survival of Representations, Warranties and Covenants.................................29
         Section 9.2       Indemnification.......................................................................29
         Section 9.3       Legend on Securities..................................................................31
         Section 9.4       Amendment and Waiver..................................................................31
         Section 9.5       Notices...............................................................................32
         Section 9.6       Headings..............................................................................33
         Section 9.7       Counterparts..........................................................................33
         Section 9.8       Remedies; Severability................................................................33
         Section 9.9       Entire Agreement......................................................................33
         Section 9.10      Adjustments...........................................................................33
         Section 9.11      Law Governing.........................................................................34
         Section 9.12      Termination of Agreement..............................................................34
         Section 9.13      Cooperation...........................................................................34
         Section 9.14      Expenses..............................................................................34

ARTICLE X EVENTS OF DEFAULT......................................................................................35

ARTICLE XI  FAIR MARKET VALUE....................................................................................37

ARTICLE XII  ARBITRATION.........................................................................................37


ARTICLE XIII  TERMS OF THE SUBORDINATED DEBENTURES...............................................................38


                                    EXHIBITS
         Exhibit A - Form of Joinder Agreement


                                      (ii)

                              AMENDED AND RESTATED
                           SECURITYHOLDERS' AGREEMENT


         This Amended and Restated Securityholders' Agreement is made as of March 2, 1999, by and among Harvard Apparatus, Inc., a Massachusetts corporation (the "Company"), Chane Graziano ("Graziano") and David Green ("Green") (collectively, the "Management Investors," except such term shall not include Graziano in his capacity as an Outside Investor) and Pioneer Ventures Limited Partnership, Pioneer Ventures Limited Partnership II, Pioneer Capital Corp., First New England Capital, L.P., Citizens Capital, Inc. and Graziano, but only to the extent of and with respect to the securities purchased by Graziano on March 15, 1996 pursuant to the Initial Investment Agreement (as defined below) and not in his capacity as a Management Investor (collectively, the "Outside Investors" and, together with the Management Investors, the "Investors" and each individually, an "Investor").

                              W I T N E S S E T H:

         WHEREAS, reference is made to the Investment and Stockholders' Agreement dated as of March 15, 1996 by and among the Company and certain of the Investors (the "Initial Investment Agreement"), pursuant to which certain of the Investors purchased shares of Common Stock, the Warrants, shares of Series A Preferred Stock and other securities of the Company, and the parties thereto set forth the terms of such investment and certain other matters.

         WHEREAS, concurrently herewith, the Company is selling, and certain of the Outside Investors are purchasing, shares of Series B Preferred Stock of the Company pursuant to the terms of that certain Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement").

         WHEREAS, in connection with such sale and purchase of the Series B Preferred Stock, the parties to the Initial Investment Agreement wish to amend and restate their agreement with respect to the Company, the Series A Preferred Stock, the Warrants and the Subordinated Debentures and provide for the issuance of the Series B Preferred Stock so as to set forth their agreement with respect to all of their shares of capital stock of the Company.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I  DEFINITIONS

         SECTION 1.1 CONSTRUCTION OF TERMS. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         SECTION 1.2 DEFINED TERMS. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Securities Purchase Agreement. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "Articles of Organization" means the Amended and Restated Articles of Organization of the Company in substantially the form attached as EXHIBIT A to the Securities Purchase Agreement.

         "Bank Documents" shall mean the Amended and Restated Loan and Security Agreement by and among the Company, as borrower, and Brown Brothers Harriman & Co. as agent; and the lending institutions from time to time parties thereto and the other documentation in connection with a loan to the Company in the aggregate amount of $5,850,000, as the same may be amended from time to time.

         "Buyer" has the meaning set forth in Section 5.4.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company issued in accordance with and subject to the terms of the Articles of Organization, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Company" means Harvard Apparatus, Inc., a Massachusetts corporation, and its successors and assigns, whether by way of merger, consolidation or otherwise.

         "Compliance Certificate" has the meaning set forth in Section 8.5(a).

         "Controlling Person" has the meaning set forth in Section 4.7.

         "Co-Sale Option" has the meaning set forth in Section 5.3.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Graziano" has the meaning set forth in the preamble to this Agreement.

         "Green" has the meaning set forth in the preamble to this Agreement.

         "Holder" has the meaning set forth in Section 4.1.

         "Initial Investment Agreement" has the meaning set forth in the preamble to this Agreement.

         "Investors" has the meaning set forth in the preamble to this Agreement.

         "Management Investors" has the meaning set forth in the preamble to this Agreement except such term shall not include Graziano in his capacity as an Outside Investor.

         "Management Investor Shares" means the shares of Common Stock owned by the Management Investors from time to time, together with (i) those securities purchased by Graziano pursuant to Sections 2.1, 2.2, 2.5. 2.6, 2.7 and 2.8 of the Initial Investment Agreement and (ii) any other shares of Common Stock or other securities of the Company from time to time held by the Management Investors.

         "New Stock" has the meaning set forth in Section 6.3.

         "New Stock Offer" has the meaning set forth in Section 6.2.

         "Offeror" has the meaning set forth in Section 5.2.

         "Offer Notice" has the meaning set forth in Section 5.2.

         "Outside Investor" has the meaning set forth in the preamble to this Agreement, except such term shall include Graziano only to the extent of and with respect to the securities purchased by him pursuant to the Initial Investment Agreement and not in his capacity as a Management Investor.

         "Outside Investor Shares" means the shares of Preferred Stock and the shares of Common Stock to be received by the Outside Investors upon exercise of the Warrants or conversion of the Series B Preferred Stock, together with any other shares of Common Stock, Preferred Stock and other securities of the Company held by the Outside Investors from time to time.

         "Percentage Ownership" has the meaning set forth in Section 6.3.

         "Permitted Transfer" has the meaning set forth in Section 5.1.

         "Permitted Transferee" means, with respect to the Outside Investors, any Transferee thereof, and, with respect to either Management Investor, has the meaning set forth in Section 5.1.

         "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

         "Preferred Stock" means, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

         "Pro Rata Share" has the meaning set forth in Section 5.2.

         "Registrable Securities" shall have the meaning set forth in Section
4.5.

         "Required Outside Investors" means a majority-in-interest of the Outside Investors, based upon holdings of Common Stock and assuming the exercise of all outstanding Warrants and conversion of all outstanding shares of Series B Preferred Stock (but excluding any securities purchased or acquired by Graziano other than pursuant to the Initial Investment Agreement).

         "Right of First Refusal" has the meaning set forth in Section 5.2.

         "Sale" has the meaning set forth in Section 5.4.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Securities Purchase Agreement" means the Securities Purchase Agreement of even date herewith by and among the Company and certain of the Investors.

         "Selling Holder" has the meaning set forth in Section 4.7.

         "Series A Preferred Stock" means the Series A Redeemable Preferred Stock of the Company, par value $0.01 per share, purchased by certain of the Investors pursuant to the Initial Investment Agreement, with the terms set forth in the Articles of Organization, together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share, purchased by certain of the Investors pursuant to the Securities Purchase Agreement, with the terms set forth in the Articles of Organization, together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Stock" means collectively, Preferred Stock and Common Stock, Common Stock issued or to be issued upon conversion of convertible securities or exercise of warrants or options, regardless of whether or not the convertible securities are converted or the warrants or options are exercised, and other equity securities of the Company.

         "Subordinated Debentures" means the Subordinated Debentures purchased by certain of the Investors pursuant to Section 2.7 of the Initial Investment Agreement.

         "Transaction Offer" has the meaning set forth in Section 5.2.

         "Transfer" means any direct or indirect offer, transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in, conveyance of a beneficial ownership or other right in, or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

         "Transferring Investor" has the meaning set forth in Section 5.2.

         "Warrants" means the warrants to purchase shares of Common Stock purchased by certain of the Outside Investors and Graziano pursuant to the Initial Investment Agreement.


ARTICLE II TERMINATION, AMENDMENT AND RESTATEMENT; WAIVER AND CONSENT

         SECTION 2.1 TERMINATION, AMENDMENT AND RESTATEMENT OF INITIAL INVESTMENT AGREEMENT. In accordance with Section 12.5 of the Initial Investment Agreement, by execution of this Agreement, the parties hereto hereby amend and restate the Initial Investment Agreement in its entirety and replace such Agreement with this Agreement, intending to be bound in accordance with the terms hereof. The provisions of this Agreement shall replace and be in substitution for the Initial Investment Agreement. To the extent that any other agreement or document that was executed or delivered in connection with the Initial Investment Agreement referred to or incorporated by reference the Initial Investment Agreement, such agreements and documents shall be deemed to be modified to the extent necessary to refer to or incorporate by reference the provisions set forth in this Agreement.

         SECTION 2.2 WAIVER OF RIGHTS; CONSENT. In connection with the purchase and sale of the Series B Preferred Stock on the date hereof pursuant to the Securities Purchase Agreement, the purchase of certain assets of Pharmacia Biotech (Biochrom) Limited pursuant to the Asset Purchase Agreement and the borrowings incurred in connection therewith under the Bank Documents, each of the Investors hereby grants its consent to and waives any and all rights that such Investor may have on the date hereof under the Initial Investment Agreement, as amended and restated by this Agreement, as a result of such transactions. Without limitation of the foregoing, each Outside Investor who is a party to the Initial Investment Agreement hereby waives any right to purchase additional securities pursuant to Article VIII thereof as a result of the sale by the Company of the Series B Preferred Stock pursuant to the Securities Purchase Agreement, and each Investor hereby grants its consent under Article X of the Initial Investment Agreement and Article VIII of this Agreement to the execution, delivery and performance by the Company of this Agreement, the Securities Purchase Agreement, the Asset Purchase Agreement, the Bank Documents and each other agreement, document or instrument contemplated hereby and thereby.

         SECTION 2.3 WAIVER AND AMENDMENT OF WARRANTS. The parties hereto, in their capacity as holders of all of the issued and outstanding Warrants, hereby amend the terms of the Warrants as follows: (i) the defined term "Repurchase Price" as used in Section 2(a) of the Warrants, is amended to refer to the "Series A Redemption Price" as defined in the Articles of Organization and (ii) the parties hereby agree that it shall not be a breach of, or an event of default under, the Warrants or any promissory note issued pursuant to Section 3 thereof if the Company does not repurchase, redeem or otherwise make any payment in respect of the Warrants or such notes in accordance with the terms thereof as a result of (i) any prohibition thereof set forth herein or in the Articles of Organization or (ii) any failure to grant consent thereto by the holders of the Series A Preferred Stock and/or the Series B Preferred Stock.


ARTICLE III REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, individually as to itself, severally and not jointly, hereby represents, warrants and covenants to the Company as follows: (a) such Investor has full authority, power and capacity, under its charter, by-laws, governing partnership agreement or comparable constituent organizational documents (if such Investor is a legal entity) to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Investor; and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The
Company hereby represents, warrants and covenants to the Investors as follows:
(a) the Company has full
corporate authority, power and capacity under its Articles of Organization and Bylaws to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.


ARTICLE IV  REGISTRATION RIGHTS

         SECTION 4.1 "PIGGY-BACK" REGISTRATION RIGHTS. If at any time or times after the Closing Date, the Company shall determine or be required to register any shares of its Common Stock for sale under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders of the Company (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the Investors and any other Person to whom the Company has granted "piggy-back" registration rights with respect to the Common Stock (including Common Stock issued or issuable upon exercise of any Warrants or conversion of any shares of Series B Preferred Stock) (referred to for purposes of this Article IV collectively as the "Holders" and individually as a "Holder," subject to Section
4.10 below). If within 30 days after the delivery of such notice by the Company, one or more Holders of Registrable Securities (as hereinafter defined) requests in a writing delivered to the Company the inclusion of some or all of the Registrable Securities (but not any other securities) held by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities. In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (i) the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it (provided the same is not inconsistent with the terms of this Agreement), and (ii) if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company. In the event of any such limitation, the first shares to be included in such registration shall be any shares to be registered for the benefit of the Company, and thereafter the priority of the remaining securities to be included in such registration shall be as follows: (1) for so long as there are any shares of Series B Preferred Stock outstanding, any Registrable Securities to be registered for the holders thereof upon conversion of such Series B Preferred Stock shall be included on a pro rata basis based on their relative ownership of Series B Preferred Stock;
(2) until the Subordinated Debentures and Series A Preferred Stock held by the Outside Investors (or their transferees) have been paid in full or redeemed, as applicable, any Registrable Securities to be registered for the benefit of the Outside Investors (or their transferees) (other than as provided in clause (1) above) shall be included on a pro rata basis based on their relative ownership of such Registrable Securities (excluding for this purpose (i) any shares of Series B Preferred Stock or Common Stock issued upon conversion thereof and (ii) any securities purchased or acquired by Graziano other than pursuant to the Initial Investment Agreement); and (3) thereafter any Registrable Securities which any other Holders have requested to be registered shall be included, based upon their respective holdings of Registrable Securities. After such time as the Subordinated Debentures and Series A Preferred Stock held by the Outside Investors (or their transferees) have been paid in full or redeemed, as applicable, Registrable Securities which any Holders under clauses (2) and (3) above have requested to be registered shall be included on a pro rata basis (subject to any shares with priority pursuant clause (1) above), based upon their respective holdings of Registrable Securities. All expenses relating to the registration and offering of Registrable Securities pursuant to this Section
4.1 (including the reasonable fees and expenses of not more than one independent counsel for the Holders) shall be borne by the Company, except that the Holders shall bear underwriting and selling commissions attributable to their Registrable Securities being registered and any transfer taxes on shares being sold by such Holders.

         SECTION 4.2 REQUIRED REGISTRATIONS OF THE OUTSIDE INVESTORS. If on any two (2) occasions, Outside Investors holding 30% or more of the then outstanding Registrable Securities held by all Outside Investors shall notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Company shall notify all of the Holders of Registrable Securities who are entitled to notice of a proposed registration under or as contemplated by Section 4.1 above, if any, of its receipt of such notification. Upon the written request of any such Holder delivered to the Company within 30 days after delivery by the Company of such notification, the Company will, at its election, either (i) elect to make a primary offering or (ii) use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register) to be registered under the Securities Act in accordance with the terms of this Section 4.2; PROVIDED, HOWEVER, that if such registration is underwritten and the underwriter determines that a limitation on the number of shares to be underwritten is required, the first shares to be excluded from such registration shall be any shares to be registered for the benefit of the Company, thereafter any shares to be registered for the benefit of any Holders other than the Outside Investors based upon their respective holdings of Registrable Securities and thereafter any shares to be registered for the benefit of the Outside Investors; PROVIDED, HOWEVER, that in the event less than 70% of the Registrable Securities desired to be registered by the Outside Investors initiating the registration pursuant to the first sentence of this Section 4.2 are registered in such registration, such registration may be terminated by a majority-in-interest of such Outside Investors (based upon holdings of Common Stock on an as-converted basis), in which event such registration shall not count as one of the two (2) demand registrations pursuant to such sentence, notwithstanding that the Company may determine to proceed with such registration. If so requested by the Outside Investors requesting registration under this Section 4.2, the Company shall take such steps as are required to register the relevant Holders' Registrable Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective for 180 days (or 120 days in the case of a registration on Form S-3, if applicable) or until all of such Holders' Registrable Securities registered thereunder are sold, whichever is shorter. All expenses of such registrations and offerings (other than underwriting and selling commissions attributable to the Registrable Securities) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registration pursuant to this Section 4.2 shall be borne by the Company. Any registration effected pursuant to this Section 4.2 and so designated by the Outside Investors shall be subject to this Section 4.2, regardless of the form in which such registration is effected. Notwithstanding anything contained herein to the contrary, at any time after a notice by the Outside Investors has been sent pursuant to the first sentence of this Section
4.2 (the "Election Notice"), the Required Outside Investors may send a notice rescinding such Election Notice and thereafter no Holder shall have any right to have any Registrable Securities offered or registered in connection with such Election Notice.

         SECTION 4.3 FORM S-3. If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form. In addition to their rights under Section 4.2 hereof, the Outside Investors shall have the right to request and have effected registrations of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities having an aggregate proposed offering price of not less than $2,000,000 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by the Outside Investors). The Company shall give notice to all of the Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 4.3 and upon the written request of any such Holder delivered to the Company within 20 days after receipt from the Company, the Company shall use its best efforts to cause such of the Registrable Securities as may be required by any Holder to be registered under the Securities Act on Form S-3 (or any successor form). If so requested by the Holders initiating the demand under this Section 4.3, the Company shall take such steps as are required to register the requesting Holders' Registrable Securities for sale on a delayed or continuous basis under Rule 415 and to keep such registration effective for 120 days or until all of such Holders' Registrable Securities registered thereunder are sold, whichever is shorter. All expenses incurred in connection with a registration requested pursuant to this Section 4.3 (other than underwriting and selling commissions attributable to the Registrable Securities) and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Company.

         SECTION 4.4 POSTPONEMENT OF REGISTRATION.

                           (a) The Company may postpone the filing of any registration statement required under Section 4.2 or 4.3 for a reasonable period of time, not to exceed 60 days during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall not be required to cause a registration statement requested pursuant to
         Section 4.2 or 4.3 to become effective prior to 90 days following the effective date of a registration statement initiated by the Company if the request for registration has been received by the Company subsequent to the delivery of written notice by the Company, made in good faith, to the Holders of Registrable Securities to the effect that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that the Company shall use its best efforts to cause such Company-initiated registration statement to become effective promptly.

                           (b) In the event that the Company notifies the Holders of Registrable Securities of any postponement of registration pursuant to the foregoing subparagraph (a), such Holders shall keep all information regarding such postponement confidential.

         SECTION 4.5 REGISTRABLE SECURITIES. For the purposes of this Article IV, the term "Registrable Securities" and any and all references to Registrable Securities held by any Person shall mean any shares of Common Stock purchased by or issued to an Investor prior to, at or after the Closing, and shall also mean shares of Common Stock issuable pursuant to the conversion of Series B Preferred Stock, the exercise of Warrants and, to the extent then vested, options, notwithstanding that any such shares of Series B Preferred Stock have not been converted or such Warrants or options have not been exercised; PROVIDED, HOWEVER, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction pursuant to Rule 144(k) under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities.

         SECTION 4.6 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article IV the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                           (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders satisfactory to a majority-in-interest of the Holders (based upon holdings of Common Stock on an as-converted basis);

                           (b) Use its best efforts (with due regard to the management of the ongoing business of the Company) diligently to prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the lesser of (i) 180 days (or 120 days in the case of registration or Form S-3) or (ii) the period necessary to complete the proposed public offering;

                           (c) Furnish to each selling Holder such number of copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its or his Registrable Securities;

                           (d) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any, in such form and containing such terms as are customary and not inconsistent with the terms of this Agreement; PROVIDED, HOWEVER, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holders to the Company, and if the underwriter requires that representations or warranties be made, the Company shall make all such representations and warranties relating to the Company;

                           (e) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holders may reasonably request; PROVIDED that the Company shall not be required to register or qualify securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                           (f) Immediately notify each selling Holder, at any time when a prospectus relating to such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (g) Cause all such Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted (or, in the case of the Company's initial public offering, such exchange or quotation system as the Company may determine);

                           (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 9(a) of the Securities Act;

                           (i) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in the same form and covering the same matters as is typically delivered to underwriters and, in the event that an underwriter or underwriters have been retained in connection with such registration, such cold comfort letter to be provided to the selling Holders shall be the same cold comfort letter delivered to such underwriter or underwriters; and

                           (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Article IV.

         SECTION 4.7 INDEMNIFICATION; CONTRIBUTION.

                           (a) Incident to any registration statement referred to in this Article IV and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person") (each, an "Indemnified Party"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; PROVIDED, HOWEVER, that the Company will not be liable to any Indemnified Party to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such Indemnified Party expressly for use in such registration statement (in such Person's capacity as a shareholder of the Company and not in its capacity as an officer or director of the Company and which such information relates to such Person's capacity as a shareholder). With respect to (but only with respect to) such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement (in such Person's capacity as a shareholder of the Company and not in its capacity as an officer or director of the Company and which such information relates to such Person's capacity as a shareholder), such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Investor (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them) so registered, and each Controlling Person thereof, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the aggregate liability of a Selling Holder for indemnification and/or contribution under this
         Section 4.7 in its capacity as such (and not in its capacity as an officer or director of the Company) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the net cash proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

                           (b) If the indemnification provided for in Section 4.7(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 4.7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4.7(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to make any indemnification payment under Section 4.7(a) and/or contribute any amount under this Section 4.7(b) in excess, in the aggregate, of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or
         (ii) the net cash proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                           (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 4.7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 4.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         SECTION 4.8 RULE 144 AND 144A REQUIREMENTS. If the Company becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as there are Holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

         SECTION 4.9 MARKET STAND-OFF. Each Holder agrees, if requested by the Company and an underwriter of Common Stock of the Company (provided that all Holders have been so requested), not to publicly sell or otherwise publicly transfer or dispose of any Common Stock held by it for such period, not to exceed 180 days following the effective date of any registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith (a "Lock-up Agreement"), and each Holder shall require any transferee of Common Stock by a private sale or transfer, as a condition to such private sale or transfer, to enter into a Lock-up Agreement.

         SECTION 4.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights and related obligations under this Article IV of each Outside Investor with respect to its Registrable Securities may be assigned to any transferee of Registrable Securities held by it, and upon such Transfer, the relevant Transferee shall be deemed to be included within the definition of an "Outside Investor" and a "Holder" solely for purposes of this Article IV. Each Outside Investor shall notify the Company at the time of such Transfer. The registration rights and related obligations under this Article IV of each Management Investor may not be assigned or transferred (except to their Permitted Transferees), until such time as the Subordinated Debentures and Series A Preferred Stock held by the Outside Investors (or their transferees) have been paid in full, redeemed, or converted in to Common Stock, as applicable, and if permitted to be so transferred, only in compliance with and subject to all other terms and conditions of this Agreement.

         SECTION 4.11 NO OTHER REGISTRATION RIGHTS. Other than the rights provided in this Article IV to the Investors and their Permitted Transferees, without the prior written consent of holders of at least a majority of the outstanding shares of Series B Preferred Stock, the Company shall not grant to any other Person(s) any right to register, or require the Company to register, capital stock of the Company under the Securities Act.


ARTICLE V  RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL AND
           OBLIGATIONS OF CO-SALE

         SECTION 5.1 RESTRICTIONS ON TRANSFER. Neither Management Investor shall Transfer any Stock, except (subject to Section 5.1(b) below) for Permitted Transfers as defined in Section 5.1(a).

                           (a) For purposes of this Article V, a "Permitted Transfer" by a Management Investor means:

                                    (i) Transfers by any Management Investor
                  pursuant to Sections 5.2, 5.3 or 5.4, in each case made in accordance with the procedures set forth therein;

                                    (ii) Transfers by any Management Investor
                  pursuant to a public offering of the Company's Common Stock registered under the Securities Act, subject to the limitations and procedures set forth in Article IV hereof or, following a public offering, sold pursuant to Rule 144 promulgated under the Securities Act;

                                    (iii) Transfers by any Management Investor
                  to his spouse or children or to a trust of which he is the settlor and a trustee for the benefit of his spouse or children; PROVIDED, HOWEVER, that any such trust does not require or permit distribution of such Stock during the term of this Agreement;

                                    (iv) Transfers by any Management Investor
                  upon the death of such Management Investor to his heirs, executors or administrators or to a trust under his will or Transfers between such Management Investor and his guardian or conservator;

                                    (v) Transfers by any Management Investor to
                  satisfy such Management Investor's obligations under Section
                  5.3 of the Initial Investment Agreement.

Any Transferee of a Permitted Transfer by a Management Investor described in the preceding clauses (iii) and (iv) shall be referred to herein as a "Permitted Transferee" thereof.

                           (b) Notwithstanding the foregoing, no Transfer of Stock or rights pursuant to Sections 5.1(a)(iii) or (iv) shall be deemed to be a Permitted Transfer unless the Transferee shall have entered into a Joinder Agreement, in substantially the form attached hereto as EXHIBIT A, for the benefit of the other Investors, as a condition to such Transfer, pursuant to which such Transferee shall agree to be bound by all of the provisions of this Agreement, to the same extent as was the transferor hereunder; and PROVIDED, FURTHER, that any such Transferee shall take all such Stock and rights subject to all the provisions of this Agreement as if such Stock or rights were still held by the Investor who made the Transfer, whether or not they so agree with the Company, the Investor who makes the Transfer or with the other Investors.

         SECTION 5.2 RIGHT OF FIRST REFUSAL. In the event that either of the Management Investors, including any Permitted Transferee thereof, receives a bona fide offer to purchase all or any portion of the shares of Stock held by such Management Investor (a "Transaction Offer") from a party other than a Permitted Transferee (the "Offeror") and such Management Investor desires to accept such Transaction Offer, such Management Investor (a "Transferring Investor") may, subject to the provisions of Section 5.3 hereof, Transfer such shares pursuant to and in accordance with the following provisions of this
Section 5.2:

                           (a) Such Transferring Investor shall notify the Company, with a copy to the Outside Investors (enclosing a description, in reasonable detail, including, without limitation, the consideration to be received and the name and address of the

         Offeror, of the Transaction Offer), of his wish to accept the Transaction Offer and otherwise comply with the provisions of this
         Section 5.2 and, if applicable, Section 5.3 (such notice, the "Offer Notice").

                           (b) The Company shall have the right, exercisable upon written notice to the Transferring Investor within thirty (30) days after it receives the Offer Notice, to purchase all or any portion of the shares of Stock proposed to be sold, at the price set forth in the Offer Notice and upon the other terms and conditions set forth below (the "Company Right of First Refusal"). In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the fair market value of such consideration shall be determined substantially as provided in Article XI hereof, and the Company may exercise its Right of First Refusal by payment of such fair market value in cash or cash equivalents.

                           (c) In the event the Company does not elect to purchase all of the shares of Stock in accordance with the terms of
         Section 5.2(b) above, each of the Outside Investors shall have the right, exercisable upon written notice to the Transferring Investor within thirty (30) days after the Outside Investors have received notice from the Transferring Investor (i) that the Company has not elected to exercise the Company Right of First Refusal with respect to all or a portion of shares of Stock proposed to be sold and (ii) offering to sell all or such portion, as the case may be, not so elected to be purchased by the Company pursuant to 5.2(b) of the shares of Stock proposed to be sold, to purchase at the price set forth in the Offer Notice and upon the other terms and conditions set forth below to purchase its Pro Rata Share (as defined below) (the "Outside Investors' Right of First Refusal," and collectively with the Company Right of First Refusal, the "Right of First Refusal"). In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, any of the Outside Investors may request that the fair market value of such consideration be determined as provided in Article XI hereof, and any of the Outside Investors may exercise its Outside Investors' Right of First Refusal by payment of such fair market value in cash or cash equivalents. An Outside Investor's Pro Rata Share shall equal the product obtained by multiplying (i) the total number of shares of Stock subject to the Offer Notice and not to be purchased by the Company pursuant to Section 5.2(b) by (ii) a fraction, the numerator of which is the total number of shares of Stock owned by such Outside Investor on the date of the Offer Notice, and the denominator of which is the total number of shares of Stock then held by all Outside Investors on the date of the Offer Notice (in each case, calculated on a fully diluted basis). To the extent one or more Outside Investors elects not to purchase, or fails to exercise its right to purchase, the full amount of such shares of Stock which it is entitled to purchase pursuant to this Section 5.2, the other Outside Investors' rights to purchase shares of Stock shall be increased proportionately and such other Outside Investors shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of shares of Stock to be purchased by them hereunder. For purposes of this Section 5.2, any Warrants held by an Outside Investor which are exercisable for shares of Common Stock shall be treated as so exercised, and any shares Series B Preferred Stock held by an Outside Investor which are convertible into shares of Common Stock shall be treated as so converted.

                           (d) The closing for any purchase of shares of Stock by the Company or the Outside Investors shall take place at the place and on a date specified in the applicable notice of exercise within sixty (60) days of such notice of exercise.

                           (e) In the event that the Company or the Outside Investors do not elect to exercise the Right of First Refusal with respect to all or part of the shares of Stock proposed to be sold, the Transferring Investor may sell the remaining shares of such Stock proposed to be sold to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 5.3. If the Transaction Offer is not consummated within the later of (i) thirty
         (30) days after the expiration of the Outside Investors' Right of First Refusal and the Co-Sale Option set forth in Section 5.3 below, if applicable, and (ii) ten (10) days after the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of shares of Stock pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Company and the Outside Investors are once again afforded the Right of First Refusal provided for herein with respect to such Transaction Offer.

         SECTION 5.3 CO-SALE OPTION. In the event that the Right of First Refusal is not exercised with respect to all or part of the shares of Stock proposed to be sold by any Transferring Investor, such Transferring Investor may Transfer such shares only pursuant to and in accordance with the following provisions of this Section 5.3:

                           (a) Each of the Outside Investors shall have the right to participate in the Transaction Offer on the terms and conditions herein stated, which right shall be exercisable upon written notice to the Transferring Investor within thirty (30) days after the Outside Investors receive notice from the Transferring Investor that the Company has not elected to exercise the Company Right of First Refusal with respect to all of the shares of Stock proposed to be sold (the "Co-Sale Option").

                           (b) Each of the Outside Investors shall have the right to sell a portion of its Stock pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of shares of Stock subject to the Transaction Offer by
         (ii) a fraction, the NUMERATOR of which is the total number of shares of Stock owned by such Outside Investor on the date of the Offer Notice, and the DENOMINATOR of which is the total number of shares of Stock then held by all Outside Investors and the Transferring Investor on the date of the Offer Notice (in each case, calculated on a fully diluted basis). To the extent one or more Outside Investors elects not to sell, or fails to exercise its right to sell, the full amount of such shares of Stock which it is entitled to sell pursuant to this
         Section 5.3, the other Outside Investors' rights to sell shares of Stock shall be increased proportionately and such other Outside Investors shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of shares of Stock to be sold by them hereunder. For purposes of this Section 5.3, any Warrants held by an Outside Investor which are exercisable for shares of Common Stock shall be treated as so exercised, and any shares Series B Preferred Stock held by an Outside Investor which are convertible into shares of Common Stock shall be treated as so converted. In addition, any Outside Investor that holds Warrants or shares of Series B Preferred Stock shall be permitted to sell to the relevant purchaser shares of Common Stock acquired upon exercise or conversion thereof or, at its election, (i) an option to acquire such Common Stock when it receives the same upon such exercise or conversion of the Warrants or Series B Preferred Stock, as the case may be, or (ii) the Warrants (net of the exercise price thereof) or the shares of Series B Preferred Stock (on an as-converted basis), in each case, with the same effect as if Common Stock were being conveyed.

                           (c) Within ten (10) days after the date by which the Outside Investors were first required to notify the Transferring Investor of their intent to participate, the Transferring Investor shall notify each participating Outside Investor of the number of shares of Stock held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Investors were required to notify the Management Investor of their intent to participate and (ii) ten (10) days after the satisfaction of any governmental approval or filing requirements, if any.

                           (d) Each of the participating Outside Investors may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Investor for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the shares of Stock it elects to sell therein, together with executed copies of any purchase agreement or related documents that (i) accompanied the original Offer Notice and
         (ii) are also executed by the Transferring Investors. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Outside Investor that portion of the sale proceeds to which such Outside Investor is entitled by reason of its participation therein.

                           (e) In the event that the Transaction Offer is not consummated within the period required by subsection (c) hereof or the Offeror fails to remit timely to each Outside Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of shares of Stock pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Investor once again complies with the provisions of Section 5.2 and this Section 5.3 hereof with respect to such Transaction Offer.

         SECTION 5.4 TAKE-ALONG.

                           (a) In the event that the Required Outside Investors determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all of the capital stock of the Company owned by such Outside Investors to any non-Affiliate(s) of the Company or of the Outside Investors, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or of the Outside Investors in a transaction in which the Outside Investors and their Affiliates following such transaction own less than 51% in the aggregate of the securities of the Company they owned prior to such transaction (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale") and in which such Sale the actual or implied sale price per share of Common Stock is not less than $13.00, each of the Management Investors, including any of their respective Permitted Transferees, shall be obligated to and shall upon the written request of the Outside
         Investors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or its shares of Stock on the same terms applicable to the Outside Investors (with appropriate adjustments to reflect the conversion of convertible securities and the exercise of exercisable securities); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such shares of Stock in favor of any Sale proposed by the Outside Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Outside Investors or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 5.4.

                           (b) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Outside Investors shall give written notice to each Management Investor, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 5.4, each Management Investor hereby (i) irrevocably appoints the Outside Investors as his attorney-in-fact (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Sale hereunder; and (ii) grants to the Outside Investors a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the shares of Stock held by such Management Investor and exercise any consent rights applicable thereto in favor of any Sale hereunder; PROVIDED, HOWEVER, that the Outside Investors shall not exercise such powers-of-attorney or proxies with respect to either of the Management Investors unless such Management Investor is in breach of his obligations under this Section 5.4.

         SECTION 5.5 ASSIGNMENT OF RIGHTS. Each Outside Investor may assign his or its rights under this Article V in connection with the sale by such Outside Investor of any Stock or Warrants.

         SECTION 5.6 PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void AB INITIO; the Company and the other Investors shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its Investors for any purpose. Without limitation to the foregoing, each of the Management Investors further agrees that the provisions of Section 9.7 shall apply in the event of any violation or threatened violation of this Agreement.


ARTICLE VI  RIGHTS TO PURCHASE

         SECTION 6.1 RIGHT TO PURCHASE. The Company hereby grants to the
Outside Investors (for purposes of this Article VI including any assignees under Section 6.4), the right, from and after the date hereof, to purchase such quantity of any class or classes of New Stock (as hereinafter defined) that the Company may, from time to time, propose to sell and issue to any Person as shall be necessary to ensure that, after giving effect to such purchase, the Outside Investor's Percentage Ownership (as hereinafter defined) is at least equal to its Percentage Ownership immediately prior to such sale and issuance of New Stock.

         SECTION 6.2 PROCEDURE. The Company shall give each Outside Investor written notice of such proposed sale of New Stock, describing the amount, type and class of New Stock and the price and the other terms upon which the Company proposes to issue the same (the "New Stock Offer"). Each of the Outside Investors shall have thirty (30) days from the date of delivery of any such written notice to agree to exercise its purchase right hereunder for the price and upon the terms specified in the New Stock Offer by giving written notice to the Company and stating therein the maximum quantity of each class of New Stock that it is willing to purchase. In the event any Outside Investor fails to exercise the right granted herein within said thirty-day period, the right to exercise its purchase right shall expire with respect to such issuance of New Stock. The closing of the purchase of New Stock by the Outside Investors shall take place within fifteen (15) business days after the expiration of said thirty-day period. The Company shall have fifteen (15) days from the closing of the purchase of New Stock by the Outside Investors to sell the unsold portion of the New Stock to other purchasers, but only upon terms and conditions that are in all respects no more favorable to such purchasers or less favorable to the Company than those set forth in the New Stock Offer.

         SECTION 6.3 DEFINITIONS. For purposes of this Agreement, "New Stock" means any equity securities of the Company (whether common stock, preferred or otherwise), or any warrants, options, convertible securities or rights to purchase any equity securities of the Company, in each case issued after the Closing Date; PROVIDED, HOWEVER, that "New Stock" does not include: (i) securities issued upon exercise of the Warrants or conversion of the Series B Preferred Stock, (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's Stock, distributable on a pro rata basis to all holders of such Stock (excluding options and warrants) and (iii) up to 206,620 shares of Common Stock, or options to purchase such shares, granted to employees, consultants and advisers, officers or directors of the Company pursuant to the Company's stock plan (and the Common Stock acquired upon the exercise of any such options); PROVIDED FURTHER, that the Company covenants and agrees that of such 206,620 shares of Common Stock (or options to purchase such shares), 104,362 of which remain available for grant, 57,862 shares shall be allocated to the general pool of awards to be granted to current and future employees of the Company other than Green and Graziano, and 46,500 shares will be allocated to awards for

Green and Graziano (23,250 shares each), with such restricted stock or options granted to Green and Graziano to have vesting provisions consistent with all other awards granted to employees of the Company, but such restricted stock or options granted to Green and Graziano shall only be vested and/or exercisable upon the closing of an underwritten public offering of the Company's Common Stock at a price per share to the public of not less than $41.23 per share (appropriately adjusted for stock dividends, stock splits, and other recapitalization transactions) and gross proceeds to the Company of at least $15.0 million.

         An Outside Investor's "Percentage Ownership" shall mean as of the date of determination, such Outside Investor's percentage ownership of the Common Stock of the Company determined on a fully diluted basis assuming exercise of all then outstanding Warrants and stock options described in Section 6.3(i) and the conversion of all then outstanding shares of Series B Preferred Stock purchased pursuant to the Securities Purchase Agreement; PROVIDED, HOWEVER, that any securities purchased by Graziano other than pursuant to the Initial Investment Agreement and any stock options issued to Graziano shall not be counted in the numerator in determining Graziano's percentage ownership of the Company.

         SECTION 6.4 ASSIGNMENT OF RIGHTS. Each Outside Investor may assign its rights under this Article VI to any Person.


ARTICLE VII  ELECTION OF DIRECTORS OF THE COMPANY

         SECTION 7.1 VOTING OF SHARES FOR ELECTION OF DIRECTORS OF THE COMPANY. Except as provided in Section 7.5 hereof, with respect to each election or removal of members of the Board of Directors of the Company (including, without limitation, any replacement members), whether at an annual or special meeting of stockholders or by written consent of stockholders, each of the Investors and their Permitted Transferees agrees to vote its Stock (and any shares of Stock over which it exercises voting control) and to take such other action as may be necessary to fix the number of Directors of the Company at five
(5) or seven (7), as indicated below, and to cause and maintain the nomination and election to the Board of Directors of the Company and to keep in office as such:

                                    (i) two (2) persons designated from time to
                  time by the Required Outside Investors, which shall initially be C.W. Dick, and Richard C. Klaffky, and during such time as there shall be four (4) directors designated pursuant to clauses (ii) and (iii) below, three (3) persons designated from time to time by the Outside Investors (any such director designated under this clause (i), an "Outside Director" and collectively, the "Outside Directors");

                                    (ii) three (3) persons designated from time
                  to time by Graziano and Green (the "Other Directors"), who shall initially be Paul Grindle, Chane Graziano and David Green; provided, however, in the event: (a) Graziano (I) ceases to be employed by the Company for any reason or (II) ceases, together with his Permitted Transferees, to own fifty percent (50%) or more of the shares of Common Stock held of record by him as of the Closing, the number of Other Directors shall (unless otherwise consented to by the Outside Investors) be reduced by one (1) and Graziano shall have no further rights under this clause (ii), and/or (b) in the event Green (I) ceases to be employed by the Company for any reason or (II) ceases, together with his Permitted Transferees, to own fifty percent (50%) or more of the shares of Common Stock held of record by him as of the Closing, the number of Other Directors shall (unless otherwise consented to by the Outside Investors) be reduced by one (1) and Green shall have no further rights under this clause (ii); and

                                    (iii) up to one (1) person mutually
                  agreeable to the Required Outside Investors and a majority of the Other Directors (the "Independent Director").

If, pursuant to clauses (i), (ii) and (iii) above, no representative of Citizens Capital, Inc. is elected as a member of the Board of Directors, for as long as Citizens Capital, Inc. owns any shares of Series B Preferred Stock or shares of Common Stock issued upon conversion thereof, a representative of Citizens Capital, Inc. shall be entitled to receive: (i) notice of all meetings of the Board of Directors and all committees thereof and (ii) all information provided to Directors by the Company at the same time and in the same manner as all members of the Board of Directors receive such notice and/or information, and such representative of Citizens Capital, Inc., or his or her designee, shall be entitled to attend in person, or at his or her option, by telephone, and have observation rights (but not vote at) all meetings of the Board of Directors and all committees thereof (excluding the Compensation Committee).

         SECTION 7.2 VACANCIES. Except as provided in Section 7.5 hereof, each of the Investors and its Permitted Transferees, if any, agrees to vote its Stock (and any shares of stock over which it exercises voting control), to the extent required by Section 7.1, in such manner as shall be necessary or appropriate so as to ensure that any vacancy occurring for any reason in the Board of Directors of the Company shall be filled so as to constitute the Board in accordance with
Section 7.1 above.

         SECTION 7.3 MEETINGS; EXPENSES. The Board of Directors shall hold not less than six (6) meetings per year, or such fewer numbers as shall be agreed to by a majority of the Outside Investor Directors. All Directors and the representative of Citizens Capital Inc. referred to in Section 7.1 above shall, subject to reasonable substantiation and documentation, be entitled to reimbursement of out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof or otherwise incurred in performing his duties as a director of the Company (including, without limitation, reasonable travel, lodging, meals and communication expenses). In addition, each Director not affiliated with any Investor shall be entitled to reasonable compensation when if and as from time to time (if at all) determined by the Board (including without limitation, stock options under the Company's stock option plan).

         SECTION 7.4 NO WAIVER. Any failure by any of the Investors to fully exercise its rights to designate Directors under this Article VII at any time shall not be construed to waive or limit its rights to designate such Director(s) hereunder at any time thereafter.

         SECTION 7.5 BOARD CONTROL OVERRIDE. Notwithstanding anything contained herein to the contrary, in the event an Event of Default (as defined in the Articles of Organization, which such definition is incorporated by reference herein with the same force and effect as if stated herein in full) shall occur, each of the Investors and their Permitted Transferees agrees to vote its Stock (and any shares of Stock over which it exercises voting control) and to take such other action as may be necessary so that the Required Outside Investors (other than Graziano) shall be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Company at such time.

         SECTION 7.6 COMPENSATION COMMITTEE. The Company shall maintain a Compensation Committee (the "Compensation Committee") which shall have authority over all compensation matters. The Compensation Committee shall initially have two (2) members consisting of Graziano and C.W. Dick (so long as each such person is a member of the Board of Directors) and shall have three (3) members, which third member shall be the Independent Director, at such time as such Director is so designated.


ARTICLE VIII  OTHER COVENANTS OF THE COMPANY.

         SECTION 8.1 RESTRICTED ACTIVITIES. Without the written approval of a majority-in-interest of the Outside Investors (other than Graziano) (based upon holdings of Common Stock and assuming the exercise of all outstanding Warrants and conversion of all outstanding shares of Series B Preferred Stock), the Company agrees and covenants that neither the Company nor its subsidiaries shall, together or alone:

                           (a) borrow, guarantee or otherwise incur any indebtedness or commit itself to pay in excess of $250,000 in any transaction or series of similar transactions (other than under the Bank Documents in connection with the Asset Purchase Agreement);

                           (b) lease, purchase, sell or otherwise acquire or dispose of any property or services having a value in excess of $250,000 in any transaction or series of similar transactions;

                           (c) assign, mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber or permit any lien on any assets having a value of more than $100,000 (other than under the Bank Documents in connection with the Asset Purchase Agreement);

                           (d) disclose any proprietary information to any Person other than as shall be necessary to the conduct of the ordinary business of the Company unless the

         Company has the written agreement of the party to whom the disclosure is made to retain the confidentiality of the Company's proprietary information and not to disclose it to others;

                           (e) enter into any employment, consulting or similar agreement which the Company or its subsidiaries shall be unable to cancel, without penalty or other cost, upon notice of one month or less, or any collective bargaining agreement;

                           (f) make any loan or extend any credit to, guaranty any indebtedness of, pledge or hypothecate any asset to secure the indebtedness of, or forgive or otherwise change the terms of any indebtedness of any director, officer or holder of securities of the Company or its subsidiaries;

                           (g) make any loan, extend any credit or guaranty any indebtedness, or forgive or otherwise change the terms of any indebtedness, in excess of $250,000, or pledge or hypothecate any asset worth more than $250,000 to secure any indebtedness (other than under the Bank Documents in connection with the Asset Purchase Agreement);

                           (h) make an investment in, or purchase or otherwise acquire the securities or assets of any other corporation, partnership or other entity or enter into any partnership, joint venture or other similar agreement; PROVIDED, HOWEVER, that investments in short-term U.S. government securities, bank certificates of deposit or other similar investments shall not be deemed a breach of this covenant;

                           (i) merge or consolidate the Company with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets or capital stock (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any asset or group of assets which is material to the business or operations of the Company and its subsidiaries, taken as a whole, or permit any subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that (1) any subsidiary may merge into or consolidate with or transfer assets to any other subsidiary and (2) any subsidiary may merge into or transfer assets to the Company;

                           (j) amend the Company's Articles of Organization or By-laws;

                           (k) repurchase or otherwise make any distributions with respect to any outstanding Stock (other than with respect to redemption, repurchase or payments in respect of shares of Series A Preferred Stock, Series B Preferred Stock, Warrants or options granted under the Company's 1996 Stock Option and Grant Plan in accordance with the terms hereof, thereof and the Articles of Organization);

                           (l) issue to any Person any capital stock of the Company, unless in connection with such issuance, such Person enters into an agreement reasonably satisfactory to the Outside Investors agreeing to be bound by all of the voting restrictions contained herein, including, without limitation, Article VII hereof;

                           (m) issue to any Person any capital stock of any of the Company's subsidiaries from time to time existing;

                           (n) without the approval of the Compensation
         Committee, increase salaries or benefits of any officer of the Company or any of its subsidiaries;

                           (o) terminate the employment of either Graziano or Green;

                           (p) amend the Bank Documents in any way that is not permitted under the terms of that certain Amended and Restated Subordination Agreement dated as of the date hereof by and among the Company, the Investors and Brown Brothers Harriman & Co., as agent;

                           (q) issue shares of Common Stock (or options or convertible securities exchangeable for or convertible into shares of Common Stock) for a price that is less than fair market value.


         SECTION 8.2 KEY MAN LIFE INSURANCE. The Company shall maintain key man life insurance payable to the Company (i.e. with the Company named as the beneficiary) on the lives of each of Graziano and Green in the amount of $1,000,000 each so long as each such person remains an employee of the Company. The Company will not cause or permit any assignment of the proceeds of the life insurance policies specified above, and will not borrow against any of such policies. Such policies shall not be cancelable by the Company except upon sixty
(60) days prior written notice to, and upon the consent of the Required Outside Investors.

         SECTION 8.3 ACCOUNTS AND RECORDS. The Company shall keep true books of accounts and records in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance (to the extent applicable) with generally accepted accounting principles applied on a consistent basis. These books and records shall be available for inspection by any of the Outside Investors during regular business upon reasonable advance notice to the Company.

         SECTION 8.4 INSURANCE. The Company and each of its subsidiaries will keep its insurable properties insured with fire, broad form extended coverage insurance policies by financially sound and reputable insurers satisfactory to the Required Outside Investors for amounts not less than the full replacement value of such properties. The Company and each of its subsidiaries will maintain in full force and effect public liability insurance, business interruption insurance, and a so-called "umbrella" policy in such amounts as is customary in its industry or as reasonably required by the Outside Investors against claims for bodily injury, death or physical property damages occurring upon, in, about, or in connection with the use of any properties occupied or controlled by it, through the operation of any motor vehicles by its agents or employees, or arising in any other manner out of its business. Each such insurance policy shall contain a provision requiring at least 30 days' written notice to the Outside Investors prior to the cancellation or modification of such policy. The Outside Investors shall have the additional right, exercisable by other written election of the Required Outside Investors at any point in time, in their reasonable judgment, to require additional insurance coverage.

         SECTION 8.5 ACCOUNTS AND REPORTS. The Company will furnish, or cause to be furnished, to the Outside Investors (or any transferee of Outside Investor Shares) the following reports:

         (a) ANNUAL REPORTS. As soon as available and in any event within ninety
(90) days after the end of each fiscal year, (i) audited consolidated and consolidating financial statements of the Company and its subsidiaries together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, such statements to be duly certified by certified, independent public accountants selected by the Company and reasonably acceptable to the Required Outside Investors and (ii) an officer's certificate demonstrating compliance with all of the covenants contained in this Agreement ("Compliance Certificate"). The financial statements referred to in clause (i) above shall be accompanied by a statement of such certified, independent public accountants that the examination made in certifying such statements did not disclose the existence of any condition or event which constitutes an Event of Default under the Articles of Organization or which, after the giving of notice or the lapse of time or both, would constitute such an Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination.

         (b) MONTHLY AND QUARTERLY REPORTS. As soon as available, and in any event within twenty (20) days after the end of each monthly and quarterly accounting period, as the case may be, in each fiscal year, (i) unaudited consolidated and consolidating financial statements of the Company and its subsidiaries (including balance sheet, income statement and source and application of funds (compared to budget on a monthly, quarterly and year to date basis)), prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer, chief accounting officer or treasurer of the Company, which statements shall also contain a balance sheet as of the end of such accounting period and a statement of profit and loss for the period from the beginning of such fiscal year to the end of such accounting period, and (ii) a Compliance Certificate.

         (c) AUDITOR'S LETTERS. Promptly after receipt by the Company or any of its subsidiaries, copies of any written communications concerning the management, finances, internal controls or operation of the Company and its subsidiaries by the independent certified public accountants who audit the Company's and its subsidiaries' annual financial statements.

         (d) ACCOUNTING PRINCIPLES. Reports furnished to the Outside Investors under this Agreement shall be prepared in accordance with generally accepted accounting principles used in the United States except that unaudited statements need not contain notes thereto and may be subject to normal year-end adjustments. Compliance with the covenants set forth in this Agreement will be determined on the basis of accounting principles used in the preparation of the financial statements. In the event that any subsequent reports shall have been prepared in accordance with accounting principles different than those used in the financial statements, the Company shall inform the Outside Investors of such changes in accounting principles and shall provide to the Outside Investors, with such subsequent reports, such supplemental reconciling financial information as may be required to ascertain performance by the Company and its subsidiaries with the covenants contained in this Agreement.

         (e) BUDGET AND PROJECTIONS. At least thirty (30) days prior to the end of each fiscal year of the Company, a budget (the "Budget") and projections for the next fiscal year indicating each of the Company's and its subsidiaries' expected operating results (on a consolidated and consolidating basis), and proposed expenditures, including without limitation, and subject to the approval of the Compensation Committee, management compensation. The Budget and projections shall be made on a month-by-month basis. The Budget shall be subject to the approval of the holders of two-thirds of the shares of Preferred Stock.

         SECTION 8.6 INFORMATION AND INSPECTION. The Company will furnish to the Outside Investors upon request full information pertinent to any covenant, provision or condition hereof or to any matter in connection with its business and that of its subsidiaries and, at all reasonable times and as often as the Outside Investors shall reasonably request, permit any authorized representative designated by the Outside Investors to visit and inspect any of its and its subsidiaries' properties, including its books (and to make extracts therefrom), and to discuss their affairs, finances and accounts with their officers. The Company will, in addition, promptly furnish to the Outside Investors such financial information as the Outside Investors shall reasonably request. The Investors agree to treat all material non-public information provided to them by the Company as confidential and use all commercially reasonable efforts to protect the confidentiality of such information at least to the same extent as such Investors protect their own confidential information.

         SECTION 8.7 SMALL BUSINESS INVESTMENT ACT. Promptly after request made by any holder of Stock or Subordinated Debentures that is a small business investment company licensed under the Small Business Investment Act of 1958, as amended, the Company shall furnish to such holder or permit such holder access to such information as such holder may request to enable such holder to comply with its record keeping, reporting and other obligations under such Act or under any rule or regulation of the Small Business Administration thereunder.

         SECTION 8.8 RELATED PARTY TRANSACTIONS. The Company covenants that it shall not, and will not permit any of its subsidiaries to enter into any transaction (including without limitation the purchase, sale, rental or exchange of any property or services, or any loans, advances or guarantees) with any stockholder, director, officer, agent, partner, employee or

Affiliate of the Company or any of its stockholders, other than upon fair and reasonable terms no less favorable to the Company and its subsidiaries than would be obtained in a comparable arms-length transaction with any other Person not so affiliated with the Company.


ARTICLE IX  MISCELLANEOUS PROVISIONS

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the parties hereto agrees that the representations, warranties, covenants and agreements made by each of them in this Agreement, the Securities Purchase Agreement and in other agreements entered into in connection herewith or therewith, or in any certificate, instrument or other document delivered pursuant to this Agreement or in other agreements entered into in connection herewith or therewith are material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

         SECTION 9.2      INDEMNIFICATION.

                           (a) The Company agrees to defend, indemnify and hold each of the Outside Investors (except with respect to any matter with respect to which indemnification is not available to such Outside Investor as provided in Section 4.7(a)) and its or his Affiliates and its or his direct and indirect partners, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred) of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (a) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement or the Initial Investment Agreement or in any agreement or instrument or other document delivered pursuant to this Agreement or the Initial Investment Agreement (including the Securities Purchase Agreement), (b) any breach of any covenant or agreement made by the Company in this Agreement or the Initial Investment Agreement or in any agreement or instrument delivered pursuant to this Agreement or the Initial Investment Agreement and (c) any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same may be incurred) arising or alleged to arise under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise; PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on (i) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (ii) a knowing and willful violation of the federal securities laws by a Indemnified Party, as finally determined by a court of competent jurisdiction.

                           (b) If the indemnification provided for in Section 9.2(a) above for any reason is held by a court of competent jurisdiction to be unavailable to a Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Outside Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Outside Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Outside Investors agree that it would not be just and equitable if contribution pursuant to this Section 9.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this
         Section 9.2 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Outside Investor or (ii) the proceeds received by such Outside Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                           (c) The indemnification and contribution provided for in this Section 9.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, employee, agent or controlling person of the Indemnified Parties.

                           (d) The provisions of this Section 9.2 are in addition to and shall supplement (and not derogate) those set forth in
         Section 4.7 which shall apply in the case of the registration and sale of Registrable Securities held by any of the Investors registered pursuant to Article IV hereof.

         SECTION 9.3 LEGEND ON SECURITIES. The Company and the Investors acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued pursuant to the Securities Purchase Agreement held at any time by any of the Investors or their Permitted
Transferees:

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT, DATED AS OF MARCH 2, 1999, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         SECTION 9.4 AMENDMENT AND WAIVER. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Except as otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may not be amended without the prior written consent of (A) the Company, (B) the Required Outside Investors and (C) the Management Investors, except in the case where the Management Investors are not materially and adversely affected in a manner different than other Investors, in which such case, one Management Investor. Except as otherwise expressly provided herein, neither of the Management Investors may assign any of his or its rights under this Agreement without the prior written consent of the Company and the Outside Investors. Notwithstanding the foregoing, (i) any action to be taken, amendment, waiver or consent by, in connection with, or with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Subordinated Debentures or the Warrants, respectively, shall require the holders of a majority-in-interest of the Series A Preferred Stock, a majority-in-interest of the Series B Preferred Stock, a majority-in-interest in aggregate principal amount of the Subordinated Debentures or the holders of a majority-in-interest of the Warrants, respectively, (ii) no waiver or amendment may adversely affect one Investor in a manner different from any other Investor without the written consent of such first mentioned Investor, (iii) no amendment of this Section 9.4 shall be binding upon any Investor without the prior written consent of such Investor, (iv) no amendment of Section 9.2 or 9.14 shall be binding upon any Investor without the prior written consent of such Investor,
(v) no provision herein which by its terms requires the act or consent of more than a majority-in-interest of any class or group of Investors may be amended without the prior written consent of such greater number of such class or group of Investors as is so specified and (vi) no amendment or waiver of any of the provisions herein relating to the board visitation rights of Citizens Capital, Inc. shall be effective without the prior written consent of Citizens Capital, Inc.

         SECTION 9.5 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

If to the Company:                 Harvard Apparatus, Inc.
                                   84 October Hill Road
                                   Holliston, MA  01746-1371
                                   Attention:  President
                                   Phone: (508) 893-8999
                                   Fax: (508) 429-5732

with a copy to:                    Goodwin, Procter & Hoar LLP
                                   Exchange Place
                                   Boston,  MA 02109
                                   Attention:  H. David Henken, P.C.
                                   Phone: (617) 570-1672
                                   Fax: (617) 523-1231

If to the Outside Investors:       To the address set forth on the signature
                                   pages hereto

with a copy to:                    Choate, Hall & Stewart
                                   Exchange Place

                                   Boston, MA 02109
                                   Attention: W. Brewster Lee, P.C.
                                   Phone: (617) 248-5051
                                   Fax: (617) 248-4000

If to the Management Investors:    at the office of the Company set forth above.

         SECTION 9.6 HEADINGS. The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

         SECTION 9.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         SECTION 9.8 REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 9.9 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including without limitation, the Initial Investment Agreement).

         SECTION 9.10 ADJUSTMENTS. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

         SECTION 9.11 LAW GOVERNING. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement and consents to the jurisdiction of any Massachusetts court (federal or state).

         SECTION 9.12  TERMINATION OF AGREEMENT.

                  (a) With respect to all Investors, this Agreement shall, except as provided in the following sentence, automatically terminate and be of no further force or effect upon the closing of a public offering of the Company's capital stock resulting in gross proceeds to the Company of at least $10,000,000 and a per share price of Common Stock of $24.29 (appropriately adjusted for stock dividends, stock splits, and other recapitalization transactions), provided that the Subordinated Debentures and all amounts owing in connection therewith have been or will be concurrently with the closing of any such public offering paid in full. Notwithstanding the preceding sentence, the agreements contained in Article IV, Section 9.2, Section 9.14 (with respect only to expenses incurred prior to or in connection with such public offering) and Sections 9.4, 9.5, 9.8, 9.9, 9.10, 9.11 and 9.13 hereof shall survive such termination.

                  (b) With respect to each holder of shares of Series B Preferred Stock in its capacity as such, except as provided in the following sentence, this Agreement shall automatically terminate and be of no further force or effect upon the earlier of (i) the events described in subparagraph 9.12(a) above, and (ii) that time when such holder no longer owns at least 30% of the shares of Series B Preferred Stock purchased by it pursuant to the Securities Purchase Agreement. Notwithstanding the preceding sentence, the agreements contained in Article IV, Section 9.2 and Section 9.14 (with respect only to expenses incurred prior to or in connection any public offering described in subparagraph 9.12(a) above) and Sections 9.4, 9.5, 9.8, 9.9, 9.10,
9.11 and 9.13 hereof shall survive such termination.

         SECTION 9.13 COOPERATION. Each of the Company, the Outside Investors and the Management Investors shall cooperate with all reasonable requests of the others not inconsistent with the terms of this Agreement to consummate more effectively the transactions contemplated hereby.

         SECTION 9.14 EXPENSES. The Company agrees to pay and hold the Outside Investors harmless against liability for payment of all costs and expenses incurred in connection with their investment in the Company, including the reasonable fees and disbursements of legal counsel and other professionals. The Company shall not pay or reimburse the Management Investors for any costs or expenses (including, without limitation, reasonable legal fees or fees of other professionals) incurred by them in connection with their investment in the Company.

ARTICLE X EVENTS OF DEFAULT.

         In each case of the happening of any of the following events (each of which is herein sometimes referred to as an "Event of Default"):

                           (a) if any representation or warranty made herein or by the Company in any agreement executed in connection with, or in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to, this Agreement, the Initial Investment Agreement or the Securities Purchase Agreement shall prove to have been false or misleading when made in any material respect;

                           (b) if a default occurs in the payment of any premium, installment of the principal of, interest or dividends on, or other obligation with respect to, the Preferred Stock or the Subordinated Debentures, whether at the due date thereof or upon acceleration thereof, and, in the case of any such default such default continues for fifteen (15) or more days after the due date thereof;

                           (c) if a default occurs in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the provisions of this Agreement, the Subordinated Debentures or any other agreement entered into in connection herewith or contemplated by this Agreement and, if such default is susceptible to cure, such default continues for ten (10) days after the occurrence thereof or (ii) if a default occurs in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the provisions of this Agreement, the Subordinated Debentures or any other agreement entered into in connection herewith or contemplated by this Agreement other than any such default described in clause (b) or clause (c)(i) hereof and, if such default is susceptible to cure, such default continues for thirty
         (30) days after the occurrence thereof ;

                           (d) if a default occurs with respect to any other indebtedness of the Company for borrowed money which permits the holder thereof to accelerate such indebtedness prior to the stated maturity thereof;

                           (e) if the Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if corporate action shall be taken for the purpose of effecting any of the foregoing;

                           (f) there shall be filed against the Company an involuntary petition not stayed or vacated within thirty (30) days seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition");

                           (g) if final judgment(s) for the payment of money in excess of an aggregate of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of thirty
         (30) consecutive days, during which time execution shall not be effectively stayed; or

                           (h) if there occurs any attachment of any deposits or other property of the Company in an amount exceeding $100,000, which shall not be discharged within thirty (30) days of the date of such attachment;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the respective Outside Investor, the Subordinated Debentures and any and all indebtedness of the Company to such Outside Investor shall immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Subordinated Debentures or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraphs (e) or (f) of this Article X, in which event such indebtedness shall automatically become due and payable). In the event of an acceleration of the Company's indebtedness hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (f) of this Article X, such acceleration shall be rescinded, and the Company's rights hereunder reinstated, if, within forty-five (45) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall exist no other Event of Default under this Agreement.

         In case any one or more Events of Default shall occur and be continuing and acceleration of the Subordinated Debentures or any other indebtedness of the Company to the Outside Investors shall have occurred, the Outside Investors may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or the Subordinated Debentures, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Outside Investors hereby or by the Subordinated Debentures shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE XI  FAIR MARKET VALUE

         For purposes of this Agreement, "Fair Market Value" with respect to any security shall mean the fair market value of such security, on a fully-diluted basis, as of the date of the event giving rise to the necessity of making such determination, as determined in good faith by the Board of Directors of the Company and without discount for any lack of control. In making its determination of Fair Market Value, the Board of Directors shall take into consideration such factors as it deems appropriate. The Investor for whom such Fair Market Value determination is being made shall have thirty (30) days following the date on which the Board of Directors of the Company gives written notice to such Investor of such Fair Market Value determination to accept such Fair Market Value determination. Such Investor will be deemed to have accepted such Fair Market Value determination if he fails to so notify the Company within the 30-day period. During such 30-day period, the Company shall supply to the Investor with such information as the Investor shall reasonably request (subject to executing an appropriate confidentiality agreement) in order that the Investor can assess the Fair Market Value determination. In the event that such Investor notifies the Company in writing within such 30-day period that such Investor disagrees with the determination of Fair Market Value made by the Board of Directors, the Fair Market Value shall be determined by an accounting or other firm reasonably satisfactory to the Company and such Investor (the "Independent Firm"). The Independent Firm shall be instructed to determine Fair Market Value on a fully-diluted basis, as of the date of the event giving rise to the necessity of making such determination and without discount for any lack of control. The expense of such determination of Fair Market Value shall be borne by the objecting Investor; PROVIDED, HOWEVER, that if the Independent Firm's determination of Fair Market Value is one hundred twenty-five percent (125%) or more than the determination of the Company's Board of Directors as presented to the Investor, the expense of the determination of Fair Market Value by the Independent Firm shall be borne by the Company.


ARTICLE XII  ARBITRATION

         The parties agree that any controversy or dispute arising under this Agreement, including without limitation, for indemnification, shall be referred to the J.A.M.S./Endispute, to be settled by arbitration in Boston, Massachusetts in accordance with the arbitration rules of such entity. The fees and expenses of the arbitrator shall, as between the relevant parties, be borne by them in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the relevant parties. The determination of the arbitrator as to any controversy or dispute shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in The Commonwealth of Massachusetts.

ARTICLE XIII  TERMS OF THE SUBORDINATED DEBENTURES

         The terms of the Subordinated Debentures shall be as follows:

                           (a) MATURITY DATE. The Subordinated Debentures shall mature and shall be due and payable, together with all accrued but unpaid interest on the first to occur of: (i) March 15, 2003; (ii) the consummation of the first registered offering of the Company's capital stock (the "First Offering") under the Securities Act; (iii) the sale, lease or other disposition of all or substantially all of the Company's assets (whether in one transaction or a series of related transactions) or the merger or consolidation of the Company with another entity where the beneficial owners of the Company's outstanding capital stock immediately prior to such transaction hold less than fifty-one per cent (51%) of the voting power of the outstanding capital stock of the combined entity immediately after such transaction; (iv) any sale of a material or substantial asset or group of assets of the Company or of any subsidiary of the Company other than in the ordinary course of business (including, without limitation, any sale of the capital stock of any subsidiary of the Company), whether in one transaction or in a series of transactions, in which the aggregate consideration paid to the Company by the purchaser or purchasers of such asset or group of assets exceeds $2,000,000; or (v) the liquidation, dissolution or winding up of the Company (the first to occur of the foregoing, the "Maturity Date").

                           (b) INTEREST. The Subordinated Debentures shall bear interest, contingent upon and limited to the extent of earnings ("Debenture Interest"), computed on the basis of twelve 30-day months and the actual number of days elapsed, on the unpaid principal amount thereof from the date of issuance until the Maturity Date at the per annum rate of thirteen percent (13%). Interest on the Subordinated Debentures shall be payable quarterly in arrears on each March 31, June 30, September 30, and December 31 commencing on March 31, 1996.

                           (c) INTEREST AFTER DEFAULT. In the event that any Event of Default occurs hereunder, the interest rate on the Subordinated Debentures shall increase to fifteen percent (15%) per annum ("Debenture Default Interest") (computed as provided above) during the period from the occurrence of such Event of Default through the earlier of the cure or waiver of such Event of Default or the payment in full of all outstanding principal and accrued but unpaid interest due thereon; provided, however, notwithstanding the foregoing, in no event shall the interest actually paid on a Subordinated Debenture exceed, so long as the holder of such Subordinated Debenture (a "Debentureholder") is a Small Business Investment Company, the maximum amount of interest permitted to be paid by the U.S. SBA Regulations as in effect on the date hereof, or such greater amount as may be permitted by such regulations as amended from time to time.

                           (d) PRINCIPAL. The Company will pay the principal of, and all accrued but unpaid interest on, the Subordinated Debentures without set-off, deduction or counterclaim in accordance with the following amortization schedule:

              Calendar                                  Percent of Original Principal
              Quarter                                             Amount of
               Ended                                     Debentures Due and Payable
              -------                                   ----------------------------
The issue date - March 31, 1997                                            0.0%
June 30, 1997 - March 31, 1998                                             2.5%
June 30, 1998 - December 31, 1998                                         3.75%
March 31, 1999                                                             0.0%
June 30, 1999  - December 31, 1999                                         2.0%
March 31, 2000 - December 31, 2000                                         2.5%
March 31, 2001 - December 31, 2002                                         5.0%
March 31, 2003                                                           22.75%

         Payments due under this Section 2.7(d) shall be made not later than five (5) business days after the relevant calendar quarter end.

                           (e) PAYMENTS ON THE DEBENTURES. All payments of principal and interest on the Subordinated Debentures shall be made by the Company in lawful money of the United States of America in immediately available funds not later than 12:00 p.m., Boston time, on the date such payment is due, or, if such date is not a business day, then on the next succeeding business day, at the address of the Debentureholder set forth on the signature pages hereto or, at such Debentureholder's election, by crediting the Debentureholder's account at a bank designated by the Debentureholder in writing to the Company.

                           (f) PREPAYMENT. The outstanding principal amount of the Subordinated Debentures may be prepaid, in whole or in part, without penalty or premium, but with all accrued but unpaid interest thereon, at any time upon not less than ten (10) days' prior written notice to the Debentureholders, and shall be paid, in whole, with all accrued but unpaid interest thereon, upon the Maturity Date.

                           (g) FINANCIAL COVENANT. The Company at all times shall maintain a ratio of Debt to Equity of not more than 2.5 to 1. For these purposes, "Debt" shall mean all outstanding indebtedness for borrowed money (excluding the Subordinated Debentures) and "Equity" shall mean the sum of (A) the Company's consolidated tangible net worth as determined in accordance with generally accepted accounting principles and (B) the principal amount of the Subordinated Debentures.

                           (h) TRANSFERABILITY. The Subordinated Debentures shall be freely transferable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY
                                   HARVARD APPARATUS, INC.


                                   By: /S/ David Green
                                      -----------------------------------------
                                        Name: David Green
                                        Title: President

OUTSIDE INVESTORS
                                   PIONEER VENTURES LIMITED PARTNERSHIP

ADDRESS:                                By:   Pioneer SBIC Corp.,
c/o Pioneer Capital Corp.               Its:  General Partner
60 State Street
Boston, MA  02109
Attn:  C.W. Dick                        By:   /S/ C.W. Dick
fax:  (617) 742-7315                          ---------------------------------
                                              C. W. Dick
                                              Vice President

                                   PIONEER VENTURES LIMITED PARTNERSHIP II

                                        By:   Pioneer Ventures Management LP
                                        Its:  General Partner

ADDRESS:                                By:   Pioneer Management SBIC Corp.
c/o Pioneer Capital Corp.               Its:  General Partner
60 State Street
Boston, MA  02109
Attn:  C.W. Dick                        By:   /S/ C.W. Dick
fax:  (617) 742-7315                          ---------------------------------
                                              C. W. Dick
                                              Vice President

ADDRESS:                                PIONEER CAPITAL CORP.
60 State Street
Boston, MA  02109
Attn:  C.W. Dick                        By:   /S/ C.W. Dick
fax:  (617) 742-7315                          ---------------------------------
                                              C. W. Dick

                                   FIRST NEW ENGLAND CAPITAL, L.P.
ADDRESS:
100 Pearl Street                        By:   FINEC CORP.
Hartford, CT  06103                     Its:  General Partner
Attn: Richard Klaffky
fax:  (860) 293-3338
                                        By:   /S/ Richard C. Klaffky
                                              ---------------------------------
                                              Richard C. Klaffky
                                              President


                                   CITIZENS CAPITAL, INC.
ADDRESS:
28 State Street, 15th Floor
Boston, MA  02109
Attn:  Daniel P. Corcoran, Jr.          By:   /S/ Daniel P. Corcoran, Jr.
fax: (617) 725-5630                           ---------------------------------
                                              Daniel P. Corcoran, Jr.
                                              Title:


                                              /S/ Chane Graziano
                                              ---------------------------------
                                              Chane Graziano, in his capacity as
                                              an Outside Investor


MANAGEMENT INVESTORS


                                              /S/ Chane Graziano
                                              ---------------------------------
                                              Chane Graziano, in his capacity as
                                              a Management Investor


                                              /S/ David Green
                                              ---------------------------------
                                              David Green

                                    EXHIBIT A

                            FORM OF JOINDER AGREEMENT


         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Securityholders' Agreement (the "Agreement") dated as of March 2, 1999 by and among Harvard Apparatus, Inc. (the "Company") and the other parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term "Management Investor" (as defined in the Agreement). As of the date hereof the undersigned makes each of the representations and warranties set forth in Section 3.1 of the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:
_______________________________________________________________________________
Facsimile No.____________________.



                                                  _____________________________
                                                  [Name]